For additional information, contact:

Michael C. Burer
Chief Financial Officer
Pacific Office Properties Trust, Inc.
10188 Telesis Court, Ste 222
San Diego, CA 92121
(858) 882-9500

PACIFIC OFFICE PROPERTIES ANNOUNCES
FOURTH QUARTER AND 2010 YEAR-END FINANCIAL RESULTS

San Diego, California – March 31, 2011 – Pacific Office Properties Trust, Inc. (NYSE Amex: PCE), a West Coast office real estate investment trust (REIT), today announced its financial results for the quarter and year ended December 31, 2010.  Funds from operations (FFO), a widely-accepted industry financial metric, excluding non-recurring items for the quarter ended December 31, 2010 was $0.5 million, or $0.03 per diluted share.

Three Month Financial and Operating Results

The Company reported FFO attributable to common stockholders for the quarter ended December 31, 2010 of $(54.9) million, or $(3.05) per share, compared to $(57.6) million, or $(3.17) per diluted share, for the quarter ended December 31, 2009.

During the quarter ended December 31, 2010, the Company incurred acquisition costs related to the unsuccessful acquisition of the GRE portfolio of $7.2 million.  The Company also withdrew from an offering of its Listed Common Stock and terminated its ongoing offering of Senior Common Stock which resulted in an expense of $6.7 million.  The Company also recorded non-cash impairment charges of $40.3 million. In addition, the Company recorded default interest and penalties related to the Company’s Pacific Business News Building and City Square mezzanine loans of approximately $0.4 million and $0.8 million, respectively.

During the quarter ended December 31, 2009, the Company changed the redemption features of its Common and Preferred Units.  The change to the Preferred Units resulted in a one-time non-cash fair value adjustment of $58.6 million, which represents the increase of the book value of the units to their fair market value.  The change also resulted in a reclassification of the Non-Controlling Interests from the mezzanine equity section of the Company’s balance sheet to permanent equity, thus increasing total equity.

FFO excluding this non-recurring item for the quarter ended December 31, 2009 was $1.1 million, or $0.06 per diluted share.

The Company reported Adjusted Funds from Operations (AFFO) attributable to common stockholders for the quarter ended December 31, 2010 of $0.6 million, or $0.03 per diluted share, compared to $0.8 million, or $0.04 per diluted share, for the quarter ended December 31, 2009.

The Company also reported a GAAP net loss attributable to common stockholders for the quarter ended December 31, 2010 of $13.1 million, which includes the Company's portion of the non-cash impairment charges of $8.6 million and the Company's portion of depreciation and amortization expense of $1.2 million. For the quarter ended December 31, 2009, the Company reported a GAAP net loss attributable to common stockholders of $12.2 million, which included the Company's portion of the one-time fair value adjustment charge of the Preferred Units of $10.9 million and depreciation and amortization expense of $1.3 million. The net loss per basic and diluted share for the quarters ended December 31, 2010 and 2009 were $3.37 and $3.17 per share, respectively.

Twelve Month Financial and Operating Results

FFO excluding non-recurring items for the year ended December 31, 2010 was $3.3 million, or $0.18 per diluted share.

The Company reported FFO attributable to common stockholders for the year ended December 31, 2010 of $(55.0) million, or $(3.04) per share, compared to $(54.3) million, or $(3.09) per diluted share, for the twelve months ended December 31, 2009.

During the year ended December 31, 2010, the Company incurred acquisition costs related to the unsuccessful acquisition of the GRE portfolio of $7.9 million.  The Company also withdrew from an offering of its Listed Common Stock and terminated its ongoing offering of Senior Common Stock which resulted in an expense of $6.7 million.  The Company also recorded non-cash impairment charges of $40.3 million. In addition, the Company recorded default interest and penalties related to the Company’s Pacific Business News Building and City Square mezzanine loans of approximately $1.1 million and $2.4 million, respectively.

“Based on the two important REIT financial measurements, funds from operations and adjusted funds from operations, Pacific Office performed well in a difficult and less predictable marketplace,” said President and Chief Executive Officer Jim Ingebritsen.  “We believe Pacific Office’s investment strategy has been refined and focused based on current market conditions,” he added.

During the year ended December 31, 2009, the Company changed the redemption features of its Common and Preferred Units.  The change to the Preferred Units resulted in a one-time non-cash fair value adjustment of $58.6 million, which represents the increase of the book value of the units to their fair market value.  The change also resulted in a reclassification of the Non-Controlling Interests from the mezzanine equity section of the Company’s balance sheet to permanent equity, thus increasing total equity.

FFO excluding this non-recurring item for the year ended December 31, 2009 was $4.3 million, or $0.25 per diluted share.

The Company reported AFFO attributable to common stockholders for the year ended December 31, 2010 of $3.3 million, or $0.18 per diluted share, compared to $5.3 million, or $0.30 per diluted share, for the year ended December 31, 2009.

The Company also reported a GAAP net loss attributable to common stockholders for the year ended December 31, 2010 of $17.2 million, which includes the Company's portion of the non-cash impairment charges of $8.6 million and the Company's portion of depreciation and amortization expense of $4.9 million. For the year ended December 31, 2009, the Company also reported a GAAP net loss attributable to common stockholders of $15.6 million, which included the Company's portion of the one-time fair value adjustment charge of the Preferred Units of $10.9 million and depreciation and amortization expense of $5.1 million. The net loss per basic and diluted share for the years ended December 31, 2010 and 2009 were $4.45 and $4.79 per share, respectively.

About Pacific Office Properties Trust, Inc.

Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a self-administered and self-managed real estate investment trust that owns and operates primarily institutional-quality office properties principally in selected long-term growth markets in Southern California and Hawaii.

Certain Information About Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “potential” or “continue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC. Pacific Office Properties Trust, Inc. disclaims any obligation to revise or update any forward-looking statements that may be made from time to time by it or on its behalf.

FINANCIAL TABLES FOLLOW

Pacific Office Properties Trust, Inc.
Consolidated Balance Sheets
(unaudited and in thousands, except share and per share data)

	December 31, 2010	December 31, 2009
ASSETS
Investments in real estate, net	$353,137	$382,950
Cash and cash equivalents	9,112	2,354
Restricted cash	9,851	7,348
Rents and other receivables, net	2,302	1,356
Deferred rents	6,332	5,115
Intangible assets, net	24,801	33,228
Acquired above-market leases, net	358	612
Other assets, net	5,141	5,055
Goodwill	48,549	62,019
Investments in unconsolidated joint ventures	8,802	10,911
Total assets	$468,385	$510,948

LIABILITIES AND EQUITY
Mortgage and other loans, net	$420,126	$406,439
Unsecured notes payable to related parties	21,104	21,104
Accounts payable and other liabilities	31,816	22,000
Acquired below-market leases, net	7,918	10,124
Total liabilities	480,964	459,667

Commitments and contingencies

Equity:
Preferred Stock, $0.0001 par value per share, 100,000,000 shares authorized, one share of Proportionate
Voting Preferred Stock issued and outstanding at December 31, 2010 and 2009	-	-
Senior Common Stock, $0.0001 par value per share (liquidation preference $10 per share, $24,179 and $0, respectively)
40,000,000 shares authorized, 2,417,867 shares issued and outstanding at December 31, 2010;
0 shares authorized, issued and outstanding at December 31, 2009	21,525	-
Listed Common Stock, $0.0001 par value per share, 599,999,900 shares authorized, 3,903,050 shares issued and outstanding at
December 31, 2010; 239,999,900 shares authorized, 3,850,420 shares issued and outstanding at December 31, 2009	185	185
Class B Common Stock, $0.0001 par value per share, 100 shares authorized, issued and outstanding at December 31, 2010
and 2009	-	-
Additional paid-in capital	50	-
Cumulative deficit	(150,524)	(132,511)
Total stockholders' equity (deficit)	(128,764)	(132,326)
Non-controlling interests:
Preferred unitholders in the Operating Partnership	127,268	127,268
Common unitholders in the Operating Partnership	(11,083)	56,339
Total equity (deficit)	(12,579)	51,281
Total liabilities and equity	$468,385	$510,948

Pacific Office Properties Trust, Inc
Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the three months ended December 31,
	2010	2009

Revenue:
Rental	$10,894	$10,463
Tenant reimbursements	5,344	5,478
Parking	2,016	2,070
Other	90	95
Total revenue	18,344	18,106

Expenses:
Rental property operating	10,424	10,124
General and administrative	845	652
Depreciation and amortization	5,713	6,770
Interest	7,593	6,703
Abandoned offering costs	6,684	-
Acquisition costs	7,244	-
Impairment of long-lived assets	40,284	-
Total expenses	78,787	24,249

Loss before equity in net earnings of unconsolidated
joint ventures and non-operating income	(60,443)	(6,143)
Equity in net earnings of unconsolidated
joint ventures	14	(93)
Non-operating income	-	428
Net loss	(60,429)	(5,808)

Fair value adjustment of Preferred Units	-	(58,645)

Net (income) loss attributable to non-controlling interests:
Preferred unitholders in the Operating Partnership	(569)	(573)
Common unitholders in the Operating Partnership	48,113	52,826
	47,544	52,253
Dividends on Senior Common Stock	(260)	-
Net loss attributable to common stockholders	$(13,145)	$(12,200)

Net loss per common share - basic and diluted	$(3.37)	$(3.17)

Weighted average number of common shares
outstanding - basic and diluted	3,903,150	3,850,520

Pacific Office Properties Trust, Inc
Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the year ended December 31,
	2010	2009

Revenue:
Rental	$42,515	$42,462
Tenant reimbursements	22,086	21,662
Parking	8,109	8,150
Other	357	365
Total revenue	73,067	72,639

Expenses:
Rental property operating	40,309	39,480
General and administrative	2,936	2,649
Depreciation and amortization	22,891	27,240
Interest	30,173	27,051
Loss on extinguishment of debt	-	171
Abandoned offering costs	6,684	-
Acquisition costs	7,874	-
Impairment of long-lived assets	40,284	-
Total expenses	151,151	96,591

Loss before equity in net earnings of unconsolidated
joint ventures and non-operating income	(78,084)	(23,952)
Equity in net earnings of unconsolidated
joint ventures	198	313
Non-operating income	-	434
Net loss	(77,886)	(23,205)

Fair value adjustment of Preferred Units		(58,645)

Net (income) loss attributable to non-controlling interests:
Preferred unitholders in the Operating Partnership	(2,273)	(2,269)
Common unitholders in the Operating Partnership	63,226	68,506
	60,953	66,237
Dividends on Senior Common Stock	(313)	-
Net loss attributable to common stockholders	$(17,246)	$(15,613)

Net loss per common share - basic and diluted	$(4.45)	$(4.79)

Weighted average number of common shares
outstanding - basic and diluted	3,878,349	3,259,013

Pacific Office Properties Trust, Inc.
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(unaudited and in thousands, except share and per share data)

	For the three months		For the year
	ended December 31,		ended December 31,
	2010	2009	2010	2009
Reconciliation of net loss to FFO (1):
Net loss attributable to common stockholders	$(13,145)	$(12,200)	$(17,246)	$(15,613)
Add:
Depreciation and amortization of real estate assets	5,713	6,770	22,891	27,240
Depreciation and amortization of real estate assets -
unconsolidated joint ventures	614	676	2,563	2,572
Less:
Distributions to preferred unitholders	(569)	(568)	(2,273)	(2,269)
Net loss attributable to non-controlling interests	(47,544)	(52,253)	(60,953)	(66,237)
FFO attributable to common stockholders	$(54,931)	$(57,575)	$(55,018)	$(54,307)

Reconciliation of FFO to FFO, excluding non-recurring items:
FFO	$(54,931)	$(57,575)	$(55,018)	$(54,307)
Add:
Fair value adjustment of Preferred Units	-	58,645	-	58,645
Impairment of long-lived assets	40,284	-	40,284	-
Acquisition costs	7,244	-	7,874	-
Abandoned offering costs	6,684	-	6,684	-
Default interest and late penalties accrued
on non-recourse loans in default	1,205	-	3,494	-
FFO, excluding non-recurring items	$486	$1,070	$3,318	$4,338

Reconciliation of FFO to AFFO (2):
FFO attributable to common stockholders	$(54,931)	$(57,575)	$(55,018)	$(54,307)
Fair value adjustment of Preferred Units	-	58,645	-	58,645
Impairment of long-lived assets	40,284	-	40,284	-
Acquisition costs	7,244	-	7,874	-
Abandoned offering costs	6,684	-	6,684	-
Default interest and late penalties accrued
on non-recourse loans in default	1,205	-	3,494	-
Amortization of interest rate contracts, loan premiums
and prepaid financings	330	286	1,026	1,500
Non-cash compensation expense	50	50	200	189
Interest expense deferred on unsecured notes payable	440	410	1,701	1,743
Amortization of acquired above- and below-market leases	(481)	(651)	(2,059)	(2,037)
Straight-line rent adjustments, net	166	150	569	742
Recurring capital expenditures, tenant improvements
and leasing commissions	(425)	(533)	(1,412)	(1,139)
AFFO attributable to common stockholders	$566	$782	$3,343	$5,335

FFO per share - diluted	$(3.05)	$(3.17)	$(3.04)	$(3.09)
FFO, excluding non-recurring items - diluted	$0.03	$0.06	$0.18	$0.25
AFFO per share - diluted	$0.03	$0.04	$0.18	$0.30
Weighted average number of common shares and common
share equivalents outstanding - diluted (3)	18,004,154	18,149,787	18,096,138	17,558,280

Explanation of Notations

(1)
FFO is a widely recognized measure of REIT performance. The National Association of Real Estate Investment Trusts, or NAREIT, has provided a recommendation on how REITs should define FFO. NAREIT suggests that FFO be defined as net income (loss) attributable to stockholders (as computed in accordance with GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with NAREIT guidelines. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(2)
AFFO is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO by adding straight-line rent adjustments (straight-line ground rent expense minus straight-line rent revenue) the amortization of interest rate contracts, loan premium and prepaid financing costs, non-cash compensation expense, and interest expense deferred on unsecured notes and then subtracting from FFO the recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income or loss is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about the Company’s financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

(3)	The weighted average number of common shares and common share equivalents outstanding – diluted includes common unit limited partnership interests in our Operating Partnership.

Our outstanding preferred unit interests in our Operating Partnership are convertible into common unit limited partnership interests in our Operating Partnership, but no earlier than the date an underwritten public equity offering of our common stock in an amount equal to or greater than $75 million is consummated, which is a contingent event as of December 31, 2010. These common unit interests will become exchangeable for shares of our Listed Common Stock one year after such conversion. Our outstanding preferred unit interests at December 31, 2010 represent 32,597,528 common share equivalents, on an as-if converted basis, and any impact related to these outstanding limited preferred interests have not been included in our calculation of diluted earnings per share or FFO per share, including our calculation of the weighted average number of common and common equivalent shares outstanding, in accordance with GAAP.

Our Senior Common Stock may be exchanged, at the option of the holder, for shares of our Listed Common Stock after the fifth anniversary of the issuance of such shares of Senior Common Stock.  The exchange ratio is to be calculated using a value for our Listed Common Stock based on the average of the trailing 30-day closing price of the Listed Common Stock on the date the shares are submitted for exchange, but in no event less than $1.00 per share, and a value of Senior Common Stock of $10.00 per share.  Based on a 30-day average Listed Common Stock share price of $4.19 for the month ended December 31, 2010, the exchange ratio as of December 31, 2010, on an as-if converted basis was 2.39. The weighted average number of Senior Common shares outstanding for the three months ended December 31, 2010 was 1,434,064, resulting in 3,423,329 of potentially dilutive common share equivalents outstanding for the three months ended December 31, 2010. The weighted average number of Senior Common shares outstanding for the twelve months ended December 31, 2010 was 435,740, resulting in 1,040,179 of potentially dilutive common share equivalents outstanding for the twelve months ended December 31, 2010.

Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock at December 31, 2010 and 2009, our FFO per share, on a fully diluted basis, would have been $(1.01) and $(1.12), and our AFFO per share, on a fully diluted basis, would have been $0.02 and $0.03, for the three months then ended, respectively.  Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock at December 31, 2010 and 2009, our FFO per share, on a fully diluted basis, would have been $(1.02) and $(1.04), and our AFFO per share, on a fully diluted basis, would have been $0.11 and $0.15, for the twelve months then ended, respectively.  Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock at December 31, 2010, our FFO excluding non-recurring items would have been $0.02 and $0.11 for the three and twelve months ended December 31, 2010, respectively. Assuming the full conversion of our outstanding preferred unit interests, our FFO excluding non-recurring items would have been $0.03 and $0.13 for the three and twelve months ended December 31, 2009, respectively.

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